Exhibit 99.4

MISCOR GROUP, LTD. AND SUBSIDIARIES
3-D Service, Ltd.
UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION
(Amounts in thousands except share and per share amounts)

The following unaudited pro forma condensed combining financial information has been prepared to give effect to the acquisition of 3-D Service, Ltd. (“3-D”) on November 30, 2007. The pro forma condensed combining balance sheet has been prepared based on the historical balance sheets of MISCOR Group, Ltd. (the “Company”), 3-D and Ideal Consolidated, Inc. (“Ideal”) as of September 30, 2007 as if the acquisitions were effective September 30, 2007. The pro forma statement of operations has been prepared based on the historical statements of operations of the Company, 3-D and Ideal for the year ended December 31, 2006 and the nine months ended September 30, 2007 as if the acquisitions were effective as of January 1, 2006.

The assets acquired and liabilities assumed in connection with the 3-D and Ideal acquisitions are reflected at estimated fair values as determined by our management based on information currently available and on current assumptions as to future operations. We have allocated the purchase price based on preliminary estimates of the fair values of the acquired property and equipment, and identified intangible assets, and their estimated remaining useful lives. Accordingly, the allocation of the purchase price and the assigned estimated useful lives are subject to revision, based on the final determination of appraised and other fair values, and related tax effects. The intangible assets identified include non-compete agreements, customer relationships, vendor agreements and a repair manual library. We estimate the useful lives of the intangible assets to be five years.

The unaudited pro forma financial data are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the consolidated companies that would have actually occurred had the transaction been effective during the periods presented or of the future financial position or future results of operations of the consolidated companies. You should read this information in conjunction with the accompanying notes thereto and with the historical consolidated financial statements and accompanying notes of the Company and 3-D included elsewhere in this document.

The unaudited pro forma information gives effect only to adjustments set forth in the accompanying notes thereto and does not reflect any anticipated future cost savings or other benefits as a result of the acquisition.

MISCOR GROUP, LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEETS
September 30, 2007
(Amounts in thousands, except share and per share data)

	HISTORICAL				MISCOR AND	HISTORICAL 3-D
ASSETS	MISCOR GROUP, LTD.	IDEAL CONSOLIDATED, INC.	ADJUSTMENTS		IDEAL PRO FORMA	SERVICE, LTD. & SUBSIDIARY	ADJUSTMENTS		PRO FORMA
CURRENT ASSETS
Cash	$283	$667	$(720	) (1)	$230	$50	$2,358	a, b, c, e	$2,638
Accounts receivable, net	12,753	1,418			14,171	3,143	-		17,314
Inventories, net	9,456	21			9,477	1,581	-		11,058
Prepaid expenses and other current assets	1,314	364			1,678	34	-		1,712
Total current assets	23,806	2,470	(720)		25,556	4,808	2,358		32,722

Property and equipment, net	5,998	137	203	(2)	6,338	5,800	(3,515	) d, e	8,623
Other intangible assets	-	-	-		-	-	1,000	d	1,000
Goodwill	-	-	472	(3)	472	-	19,956	d	20,428
Other assets	249	12	-		261	11	-		272

Total Assets	$30,053	$2,619	$(45)		$32,627	$10,619	$19,799		$63,045

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Revolving credit line, net	$750	$-	$952	(4)	$1,702	$565	$(1,315	) c, d	$952
Current portion of long-term debt	2,952	12			2,964	594	(594	) d, e	2,964
Notes payable to stockholders	-	690	(690	) (5)	-	-			-
Accounts payable	5,743	615			6,358	896			7,254
Accrued expenses and other current liabilities	2,706	509	477	(6)	3,692	533	(65	) e	4,160
Total current liabilities	12,151	1,826	739		14,716	2,588	(1,974)		15,330

LONG TERM LIABILITIES
Long-term debt	15	9			24	4,156	(155	) b, d, e	4,025
Long-term debt, stockholder	3,000	-			3,000	-			3,000
Total long-term liabilities	3,015	9	-		3,024	4,156	(155)		7,025

Total liabilities	15,166	1,835	739		17,740	6,744	(2,129)		22,355

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	21,930	19	(19)		21,930	1	25,802		47,733
Additional paid in capital	8,995	23	(23)		8,995	-	-		8,995
Deferred compensation	(45)	-	-		(45)	-	-		(45)
Accumulated deficit	(15,993)	763	(763)		(15,993)	3,874	(3,874)		(15,993)
	14,887	805	(805)		14,887	3,875	21,928		40,690
Less treasury stock	-	(21)	21		-	-	-		-
STOCKHOLDERS' EQUITY	14,887	784	(784	) (7)	14,887	3,875	21,928	a, b, d, e, f	40,690

Total Liabilities and Stockholders' Equity	$30,053	$2,619	$(45)		$32,627	$10,619	$19,799		$63,045

MISCOR GROUP, LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(Amounts in thousands, except share and per share data)

	HISTORICAL			MISCOR AND	HISTORICAL 3-D
	MISCOR GROUP, LTD.	IDEAL CONSOLIDATED, INC.	ADJUSTMENTS	IDEAL PRO FORMA	SERVICE, LTD. & SUBSIDIARY	ADJUSTMENTS		PRO FORMA
REVENUES
Product sales	$18,083	$-	$-	$18,083	$3,024	$-		$21,107
Service revenue	42,671	8,221	-	50,892	14,682	-		65,574
REVENUES	60,754	8,221	-	68,975	17,706	-		86,681

COST OF REVENUES
Product sales	13,891	-	-	13,891	2,523	-		16,414
Service revenue	34,984	6,790	-	41,774	9,989	128	e, g, h	51,891
COST OF REVENUES	48,875	6,790	-	55,665	12,512	128		68,305

Gross Profit	11,879	1,431	-	13,310	5,194	(128)		18,376

Selling, general and administrative expenses	10,632	769	-	11,401	2,696	192	e, i	14,289

Operating income (loss)	1,247	662	-	1,909	2,498	(320)		4,087

Loss on warrant liability	508	-	-	508	-	-		508
Interest expense	3,404	48	42 (8)	3,494	110	154	e, j	3,758
Other income	(4)	(7)	-	(11)	(15)	-		(26)

	(2,661)	621	(42)	(2,082)	2,403	(474)		(153)

Income taxes	-	-	-	-	-	-		-

Net income (loss) before taxes	(2,661)	621	(42)	(2,082)	2,403	(474)		(153)

Loss from discontinued operations	-	-	-	-	(93)	-		(93)

NET INCOME (LOSS)	$(2,661)	$621	$(42)	$(2,082)	$2,310	$(474)		$(246)

Basic and diluted earnings (loss) per common share	$(0.02)	$704.08		$(0.02)	$2,310.00			$-

Weighted average number of common shares	109,264,264	882		109,264,264	1,000	89,525,283	a, b	198,789,547

MISCOR GROUP, LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(Amounts in thousands, except share and per share data)

	HISTORICAL			MISCOR AND	HISTORICAL 3-D
	MISCOR GROUP, LTD.	IDEAL CONSOLIDATED, INC.	ADJUSTMENTS	IDEAL PRO FORMA	SERVICE, LTD. & SUBSIDIARY	ADJUSTMENTS		PRO FORMA
REVENUES
Product sales	$17,115	$-	$-	$17,115	$1,979	$-		$19,094
Service revenue	33,465	6,811	-	40,276	12,166	-		52,442
REVENUES	50,580	6,811	-	57,391	14,145	-		71,536

COST OF REVENUES
Product sales	12,476	-	-	12,476	1,627	-		14,103
Service revenue	29,363	6,180	-	35,543	8,428	307	e, g, h	44,278
COST OF REVENUES	41,839	6,180	-	48,019	10,055	307		58,381

Gross Profit	8,741	631	-	9,372	4,090	(307)		13,155

Selling, general and administrative expenses	7,781	351	-	8,132	2,349	146	e, i	10,627

Operating income (loss)	960	280	-	1,240	1,741	(453)		2,528

	-
Loss on debt extinguishment	2,300	-	-	2,300				2,300
Interest expense	972	18	29 (8)	1,019	247	(46	) e, j	1,220
Other income	-	-	-	-	(11)	3	e	(8)

Net income (loss) before taxes	(2,312)	262	(29)	(2,079)	1,505	(410)		(984)

Income taxes	-	-	-	-	-	-		-

NET INCOME (LOSS)	$(2,312)	$262	$(29)	$(2,079)	$1,505	$(410)		$(984)

Basic and diluted earnings (loss) per common share	$(0.01)	$297.05		$(0.01)	$1,505.00			$-

Weighted average number of common shares	182,083,663	882		182,083,663	1,000	89,525,283	a, b	271,608,946

MISCOR GROUP, LTD. AND SUBSIDIARIES
3-D Service, Ltd.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION
(Amounts in thousands except share and per share amounts)

1.	To reflect the payment of notes payable to stockholders of $690 and related accrued interest of $30 not assumed by MISCOR Group, Ltd. (“MISCOR”) at the closing date.

2.	To increase the historical cost of property and equipment of Ideal Consolidated, Inc. (“Ideal”) acquired by MISCOR to estimated fair value.

3.	To record the goodwill acquired in connection with the acquisition of 100% of the outstanding common stock of Ideal.

4.	To record the borrowings by MISCOR to finance the acquisition of Ideal of $952.

5.	To eliminate notes payable to stockholders not assumed by MISCOR at the closing date of $690.

6.
To record the future distribution of historical profits to Ideal stockholders at the closing date of the acquisition as a pro forma liability of $507 less the elimination of accrued interest on notes payable to stockholders not assumed by MISCOR at the closing date of $30.

7.	To record the elimination of stockholders’ equity of Ideal at the closing date of $784.

8.
To eliminate the historical interest expense recorded by Ideal and record additional expense related to the debt incurred by MISCOR in connection with the acquisition. Interest expense for the debt incurred by MISCOR has been calculated at prime plus 0.5% (blended average rate for prime rate of 9% used for the year ended December 31, 2006 and 8.75% used for the nine months ended September 30, 2007) on borrowings of $952, resulting in additional pro forma interest expense of $86 for the year ended December 31, 2006 and $62 for the nine months ended September 30, 2007.

MISCOR GROUP, LTD. AND SUBSIDIARIES
3-D Service, Ltd.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION
(Amounts in thousands except share and per share amounts)

a.	To reflect the sale of 83,333,333 shares of MISCOR Group, Ltd. (“MISCOR”) common stock at $0.24 per share or $20,000 on November 30, 2007 to fund the acquisition of 3-D Service, Ltd. (“3-D”).

b.
To record the acquisition of 100% of the members’ interest in 3-D by MISCOR at November 30, 2007 for $22,700. The purchase price included $16,700 cash, issuance of $4,000 notes payable at Prime interest rate, due at maturity on November 30, 2010, and 6,191,950 shares of MISCOR common stock at $0.323 per share or $2,000.

c.	To record the payoff of the $750 line of credit by MISCOR from the proceeds of the sale of its common stock (Note a).

d.
To record the purchase price adjustment from the acquisition of 3-D by MISCOR, including the increase in fair market value of property, plant and equipment ($500), intangible assets ($1,000) and goodwill ($19,956), and the pay off of 3-D’s line of credit ($565), current and non-current portions of long-term debt ($428 and $251, respectively).

e.
To eliminate the assets ($4,207), liabilities ($4,136), equity ($71) and operations of 3D3E, Ltd. (“3D3E”). Prior to the acquisition, 3D3E was consolidated in the historical financial statements of 3-D pursuant to FIN 46R, as both entities were under common ownership, 3-D leased facilities from 3D3E, and 3-D guaranteed the 3D3E mortgage on the leased facility. Effective with the acquisition, 3-D is no longer the primary beneficiary of 3D3E since 3-D and 3D3E are no longer under common ownership and 3-D is no longer the guarantor of the 3D3E mortgage.

f.	To eliminate MISCOR’s investment in 3-D in the amount of $22,700.

g.	To record rent paid by 3-D to 3D3E ($405 and $90 for the nine months ended September 30, 2007 and year ended December 31, 2006, respectively).

h.
Additional depreciation expense resulted from increased basis of property, plant and equipment acquired of $500 based on estimated useful lives of seven years ($54 and $71 for the nine months ended September 30, 2007 and year ended December 31, 2006, respectively).

i.
Amortization of intangible assets on a straight-line basis over five years ($150 and $200 for the nine months ended September 30, 2007 and year ended December 31, 2006, respectively). Goodwill resulting from the acquisition is not amortized in accordance with the provisions of SFAS No. 142.

j.
To eliminate the historical interest expense recorded by 3-D ($56 and $65 for the nine months ended September 30, 2007 and year ended December 31, 2006, respectively) and record additional expense related to the debt incurred by MISCOR in connection with the acquisition. Interest expense for the debt incurred by MISCOR has been calculated at prime (blended average rate for prime rate of 8.17% used for the nine months ended September 30, 2007 and 8% used for the year ended December 31, 2006) on net borrowings of $3,250, resulting in additional pro forma interest expense of $199 for the nine months ended September 30, 2007 and $260 for the year ended December 31, 2006.